SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) April 1, 1999
                                                          -------------

                          Ionic Fuel Technology, Inc.
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            (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

              1-13234                                     06-1333140
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      (Commission File Number)                 (IRS Employer Identification No.)

330 Delaware Avenue, Wilmington, Delaware                  19801-1622
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(Address of Principal Executive Offices)                    (Zip Code)

                                  302-427-5957
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5: OTHER EVENTS.

      On April 1, 1999, Ionic Fuel Technology, Inc., a Delaware corporation (the "Company") accepted subscriptions to purchase 4,838,334 shares of its common voting stock, par value $.01 per share for an aggregate gross purchase price of $725,750.15 The subscriptions were received from certain qualified and accredited purchasers, some of whom are non-U.S. persons residing outside of the United States. The shares will not be registered for resale. Net proceeds to the Company from the sales will be used for general corporate purposes.

                                  SIGNATURES

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 7, 1999                  IONIC FUEL TECHNOLOGY, INC.


                                      /s/ Anthony J. S. Garner
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                                      By:  Anthony J. S. Garner
                                      Its: President and Chief Executive Officer